EXHIBIT 99

FOR IMMEDIATE RELEASE          FOR FURTHER INFORMATION CONTACT:
                               DANIEL M. JUNIUS AT (978) 449-3416



                             NEW ENGLAND BUSINESS SERVICE, INC.
                              ANNOUNCES FIRST QUARTER RESULTS


GROTON, MA - October 22, 2003 - New England Business Service, Inc. (NYSE:
NEB) today announced results for its first quarter ended September 27, 2003.

Revenues for the first quarter of fiscal 2004 were a record $167.3 million, versus $128.9 million in the prior year. The 30% increase in sales was driven by the inclusion of Safeguard Business Systems, Inc., which was acquired on June 2, 2003. Excluding the effect of the acquisition, net sales were approximately equal to the prior year's level.

Net income of $5.8 million, or $.43 per share, compares with $7.0 million, or $.52 per share, in the year ago period. Excluding the effect of the unusual items shown in the attached financial reconciliation worksheet, net income in the quarter was $6.3 million, or $.46 per share, versus $5.1 million, or $.38 per share, in the prior year's first quarter, a nearly 25% increase in net income and a 21% increase in earnings per share.

Mr. Robert J. Murray, Chairman and CEO, commented, "Significantly higher operating income and lower interest expense drove net income up almost 25% over the prior year on an adjusted basis, with Safeguard contributing meaningfully to this improvement. The early performance of Safeguard Business Systems has been somewhat higher than our expectations, reinforcing our confidence in the potential of this combination."

Mr. Murray added, "Based on the encouraging results in the first quarter, we continue to expect sales for fiscal year 2004 to reach $690-$715 million, an increase of between 25-30%, primarily as a result of the Safeguard acquisition. We expect earnings per share to increase from the $1.51 recorded in fiscal 2003 to between $2.12-$2.17, or approximately 40-45% in 2004. Excluding the impact of unusual items, including the anticipated $5.0 million pretax impact of Safeguard-related planned exit and integration actions in fiscal 2004, earnings per share are expected to increase in 2004 to the range of $2.35-$2.40, or approximately 14-16%, from the comparable $2.07 level last year. With the strong first quarter, our bias would be to the upper end of these ranges."

The Company repurchased approximately 89,000 shares of its stock during the first quarter under the existing program. The authorization for the current program expires October 31, 2003

The Board of Directors of the Company declared a dividend of $.20 per share with a record date of November 7, 2003 and a payment date of November 21, 2003.

The conference call to review the Company's first quarter results will be broadcast live via the investor relations section of the Company's web site, nebs.com, at 11:00 AM ET on Thursday, October 23, 2003. A replay will be available at the same location for one week after the broadcast.

The Company's consolidated financial results, balance sheet and statement of changes in financial position are attached along with supplemental information regarding revenues, earnings and profit from operations by reporting segment.

New England Business Service, Inc. is a leading business-to-business company with approximately 3.1 million active small business customers in the United States, Canada, the United Kingdom and France. The Company supplies a wide variety of business products and services including checks, forms and other printed material which are marketed through direct mail, telesales, a direct sales force, dealers, independent distributors and the Internet. The Company also designs, embroiders and sells specialty apparel products through distributors and independent sales representatives to the promotional products/advertising specialty industry, primarily in the United States.
More information about New England Business Service, Inc. is available at the Company's web site, nebs.com.

This press release contains forward-looking statements, including expectations for future revenue and earnings performance arising from current trends in referenced product lines and channels, the effect of acquiring Safeguard Business Systems, Inc., and other initiatives. These forward-looking statements reflect the Company's current expectations only, and the Company expressly disclaims any current intention to update such statements. There can be no assurance that the Company's actual results will not differ materially from those expressed or implied by these statements due to various risks and uncertainties, including the risks and uncertainties associated with successfully integrating Safeguard Business Systems with the Company, changed customer preferences or economic conditions affecting demand for the Company's products, and other factors described in the Company's Annual Report on Form 10-K for the fiscal year ended June 28, 2003, on file with the Securities and Exchange Commission.

                                       ****
NEW ENGLAND BUSINESS SERVICE, INC. . 500 MAIN STREET, GROTON, MA  01471 .
978.448.6111 . 978.449.3419

                             NEW ENGLAND BUSINESS SERVICE, INC.
                             STATEMENTS OF CONSOLIDATED INCOME
                           (IN THOUSANDS EXCEPT PER SHARE DATA)

                                         (unaudited)

                                                THREE MONTHS ENDED
                                               -------------------
                                                Sept. 27,  Sept. 28,
                                                 2003       2002
                                               --------   --------

NET SALES                                      $167,288  $128,851
COST OF SALES                                    69,142    54,279
                                               --------   --------
GROSS PROFIT                                     98,146    74,572

PERCENT OF SALES                                   58.7%     57.9%

OPERATING EXPENSES
  SELLING AND ADVERTISING                        61,894    43,999
  GENERAL AND ADMINISTRATIVE                     24,108    19,317
  EXIT COSTS                                        791         -
                                               --------   --------
     TOTAL OPERATING EXPENSES                    86,793    63,316
                                               --------   --------
INCOME FROM OPERATIONS                           11,353    11,256

PERCENT OF SALES                                    6.8%      8.7%

OTHER (EXPENSE)/INCOME
  INTEREST INCOME                                    83        32
  INTEREST EXPENSE                               (1,750)   (3,077)
  LOSS ON SETTLEMENT OF INTEREST RATE SWAPS           -    (3,211)
  GAIN ON SALE OF LONG-TERM INVESTMENT                -     6,322
                                               --------   --------
     TOTAL OTHER (EXPENSE)/INCOME                (1,667)       66
                                               --------   --------
INCOME BEFORE INCOME TAXES                        9,686    11,322

PROVISION FOR INCOME TAXES                        3,874     4,348
                                               --------   --------

NET INCOME                                     $  5,812  $  6,974
                                               ========   ========
PER SHARE AMOUNTS:
------------------
DILUTED EARNINGS PER SHARE                     $   0.43  $   0.52
                                               ========  ========

DIVIDENDS PAID                                 $   0.20  $   0.20
                                               ========  ========

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING      13,623    13,385
                                               ========   ========

The items identified below relate to restructuring actions, goodwill and other intangible asset impairment, the gain related to the sale of our investment in Advantage Payroll Services, Inc. and charges related to the settlement of interest rate swaps due to the sale of Advantage. These items are being separately identified as we believe these restructuring actions and other events are unusual or infrequent in nature and are not directly tied to the operations and results of our core business activities. Therefore, the trends in the base business are clearer without the effects of these identified items. Management performance targets are also set on and measured against a basis that excludes these items. These items are also detailed in the accompanying Financial Reconciliation worksheet.


Net Income for the three months ended September 27,2003 includes a net after-tax charge of $502, or $0.03 per diluted share related to integration and restructuring actions. On a pretax basis, total costs were $838, reported in the following categories: Exit Costs $791 and Cost of Sales $47.

Net Income for the three months ended September 28, 2002 included a net after-tax gain of $3,894, or $0.29 per diluted share, related to the sale of equity interests in Advantage Payroll,Inc. and a net after-tax charge of $1,978, or $0.15 per diluted share related to the loss on settlement of interest rate swaps.




                       NEW ENGLAND BUSINESS SERVICE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEET
                              (IN THOUSANDS)

                                                    Sept. 27,     June 28,
                                                     2003           2003
                                                   --------       --------
                                                   (unaudited)
ASSETS
------
CASH AND CASH EQUIVALENTS                          $  3,226       $  4,743
ACCOUNTS RECEIVABLE, NET                             71,850         71,049
INVENTORIES, NET                                     45,420         39,792
DIRECT MAIL ADVERTISING MATERIALS, NET
   AND PREPAID EXPENSES                              24,817         18,710
DEFERRED INCOME TAX BENEFIT                          13,922         14,041
                                                   --------       --------
    TOTAL CURRENT ASSETS                            159,235        148,335

PROPERTY AND EQUIPMENT                               79,108         80,110
NET PROPERTY HELD FOR SALE                                -            328
GOODWILL AND OTHER INTANGIBLE ASSETS, NET           165,961        164,293
DEFERRED INCOME TAXES AND OTHER ASSETS               26,304         25,400
                                                   --------       --------
    TOTAL ASSETS                                   $430,608       $418,466
                                                   ========       ========
LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
ACCOUNTS PAYABLE                                   $ 22,966       $ 22,937
ACCRUED EXPENSES                                     68,019         65,192
CURRENT PORTION OF LONG-TERM DEBT                       643            764
                                                   --------       --------
    TOTAL CURRENT LIABILITIES                        91,628         88,893

LONG-TERM DEBT                                      162,379        157,025
DEFERRED INCOME TAXES                                21,377         21,377
STOCKHOLDERS' EQUITY                                155,224        151,171
                                                   --------       --------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY    $430,608       $418,466
                                                   ========       ========

                     NEW ENGLAND BUSINESS SERVICE, INC.
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (IN THOUSANDS)
                               (unaudited)

                                                     THREE MONTHS ENDED
                                                     ------------------
                                                     Sept 27,      Sept 28,
                                                       2003          2002
                                                     --------      --------

CASH FLOWS FROM OPERATING ACTIVITIES:
-------------------------------------
NET INCOME                                           $  5,812      $  6,974

ADJUSTMENTS TO RECONCILE NET INCOME TO CASH:

  DEPRECIATION                                          5,885         5,017
  AMORTIZATION                                          2,563         1,784
  EXIT COSTS                                              791             -
  LOSS/(GAIN)ON DISPOSAL OF EQUIPMENTT                     11            (2)
  GAIN ON SALE OF LONG-TERM INVESTMENT                      -        (6,322)
  PROVISION FOR LOSSES ON ACCOUNTS RECEIVABLE           1,148         1,507
  DEFERRED GRANTS                                           -            (2)
  EMPLOYEE BENEFIT CHARGES                                448           214

CHANGES IN ASSETS AND LIABILITIES:
  ACCOUNTS RECEIVABLE                                  (1,925)       (1,186)
  INVENTORIES AND ADVERTISING MATERIAL                (10,327)       (6,427)
  PREPAID EXPENSES AND OTHER ASSETS                    (1,554)         (555)
  ACCOUNTS PAYABLE                                         26           (11)
  INCOME TAXES PAYABLE                                 (1,501)        2,100
  OTHER ACCRUED EXPENSES                                 (685)       (2,039)
                                                     --------      --------
NET CASH PROVIDED BY OPERATING ACTIVITIES                 692         1,052
                                                     --------      --------
CASH FLOWS FROM INVESTING ACTIVITIES:
--------------------------------------
  ADDITIONS TO PROPERTY AND EQUIPMENT                  (4,943)       (4,124)
  PURCHASE OF LONG-TERM INVESTMENT                          -        (5,421)
  PROCEEDS FROM SALE OF LONG-TERM INVESTMENT                -        42,264
  PROCEEDS FROM SALE OF BUILDING                          370             -
  PRCCEEDS FROM SALE OF EQUIPMENT                           -            11
  ACQUISITION OF BUSINESS                                (101)            -
                                                     --------       --------
NET CASH (USED)/PROVIDED BY INVESTING ACTIVITIES       (4,674)       32,730
                                                     --------       --------


CASH FLOWS FROM FINANCING ACTIVITIES:
-------------------------------------
  REPAYMENT OF DEBT                                   (14,967)      (52,734)
  PROCEEDS FROM BORROWINGS - NET OF ISSUANCE COSTS     20,177        22,498
  PROCEEDS FROM ISSUANCE OF COMMON STOCK                2,480             6
  ACQUISITION OF TREASURY STOCK                        (2,608)            -
  DIVIDENDS PAID                                       (2,618)       (2,609)
                                                      --------      --------

NET CASH PROVIDED/(USED) BY FINANCING ACTIVITIES        2,464        (32,839)
                                                     --------       --------

EFFECT OF EXCHANGE RATE CHANGES ON CASH                     1          (271)
---------------------------------------              --------       --------

NET CHANGE IN CASH AND CASH EQUIVALENTS                (1,517)          672

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD        4,743         6,112
                                                     --------       --------
CASH AND CASH EQUIVALENTS AT END OF PERIOD           $  3,226      $  6,784
                                                     ========      ========

                             NEW ENGLAND BUSINESS SERVICE, INC.
                               SEGMENT FINANCIAL INFORMATION
                                     (IN THOUSANDS)
                                       (unaudited)

                                                THREE MONTHS ENDED
                                               -------------------
                                               Sept. 27,  Sept. 28,
                                                 2003       2002
                                               --------   --------

NET SALES
---------

DIRECT MARKETING - U.S.                       $ 61,613   $ 63,886
DIRECT AND DISTRIBUTOR SALES                    66,587     26,546
PACKAGING & DISPLAY PRODUCTS                    19,618     19,629
INTERNATIONAL                                   10,074      9,032
APPAREL                                          9,396      9,758
                                               --------   --------
   TOTAL                                      $167,288   $128,851
                                               --------   --------
                                               --------   --------

PROFIT(LOSS) FROM OPERATIONS
-----------------------------

DIRECT MARKETING - U.S.                       $ 14,680   $ 14,967
DIRECT AND DISTRIBUTOR SALES                     5,794      2,356
PACKAGING & DISPLAY PRODUCTS                       625        419
INTERNATIONAL                                       48        450

APPAREL                                           (398)      (708)
                                               --------   --------
   TOTAL                                      $ 20,749   $ 17,484
                                               --------   --------
                                               --------   --------

Profit (loss) from operations is similar to income from operations as reported on the statements of consolidated income in that it excludes interest and other income and expense. This measure, however, also excludes certain items that are reported within income from operations. These include management incentive compensation, amortization, integration charges, restructuring charges, impairment charges and corporate expenses. The chief operating decision-maker, in assessing segment results, does not consider these items. In order to reconcile the segment numbers above to the Company's income before income taxes, adjustments representing the items listed above totaling $11,063 and $6,162 for the three months ended Sept. 27, 2003 and Sept 28, 2002, respectively, need to be made to the reported segment results.
These items are also detailed in the accompanying Financial Reconciliation worksheet.



                             NEW ENGLAND BUSINESS SERVICE, INC.
                               FINANCIAL RECONCILIATIONS
                                     (IN THOUSANDS)
                                       (unaudited)

                                                THREE MONTHS ENDED
                                               -------------------
UNUSUAL ITEMS IN EARNINGS RESULTS              Sept. 27,  Sept. 28,
----------------------------------               2003       2002
                                               --------   --------


INCOME BEFORE INCOME TAXES AS REPORTED (GAAP) $ 9,686     $11,322

Unusual Items
       Exit, integration,
        restructuring charges                 $   838           -
       Gain on sale of long-term investment         -     $(6,322)
       Loss on settlement of interest rate
         swaps                                      -     $ 3,211
                                              --------   ---------

Total of unusual items                        $   838     $(3,111)

INCOME BEFORE INCOME TAXES ADJUSTED
  FOR UNUSUAL ITEMS                           $10,524     $ 8,211
                                              ========   =========

------------------------------------------------------------------



NET INCOME AS REPORTED (GAAP)                 $  5,812    $ 6,974

 Impact of Unusual Items                      $    502    $(1,916)
                                              ---------   --------
NET INCOME ADJUSTED FOR UNUSUAL ITEMS         $  6,314    $ 5,058
                                              =========   ========
------------------------------------------------------------------


DILUTED EARNINGS PER SHARE AS REPORTED (GAAP) $   0.43    $  0.52

 Impact of Unusual Items                      $   0.03    $ (0.14)
                                              ---------   --------
DILUTED EARNINGS PER SHARE ADJUSTED FOR
 UNUSUAL ITEMS                                $   0.46    $  0.38
                                              ========    ========

==================================================================


                                                THREE MONTHS ENDED
                                                -------------------
SEGMENT INFORMATION RECONCILIATION             Sept. 27,  Sept. 28,
----------------------------------               2003       2002
                                               --------   --------

INCOME BEFORE INCOME TAXES AS REPORTED        $  9,686    $ 11,322

           Corporate expenses and
            Management Incentive Compensation $  5,995    $ 4,444
           Amortization                       $  2,563    $ 1,784
           Exit, integration, restructuring
            charges                           $    838          -
           Total Other (Expense)/Income       $  1,667    $   (66)
                                              --------    --------
Total reconciling items                       $ 11,063    $ 6,162

TOTAL PROFIT FROM OPERATIONS PER SEGMENT
 INFORMATION                                  $ 20,749    $17,484
                                              ========    =======
